EXHIBIT 10.17

                       NOTE AND WARRANT PURCHASE AGREEMENT


     THIS NOTE AND WARRANT PURCHASE AGREEMENT ("Agreement") is made as of January 6, 2004, by and among BSP ONElink, Inc., a Delaware corporation (the "Company"), and the lenders (each individually a "Lender," and collectively the "Lenders") named on the Schedule of Lenders attached hereto (the "Schedule of Lenders"). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

     WHEREAS, each of the Lenders intends to provide certain Consideration to the Company as described for each Lender on the Schedule of Lenders;

     WHEREAS, the parties wish to provide for the sale and issuance of such Notes and Warrants in return for the provision by the Lenders of the Consideration to the Company; and

     WHEREAS, the parties intend for the Company to issue in return for the Consideration one or more Notes and Warrants to purchase shares of the Company's Equity Securities.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Definitions.
        -----------

     (a) "Consideration" shall mean the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders.

     (b) "Conversion Shares" shall, for purposes of determining the type of Equity Securities issuable upon conversion of the Notes or exercise of the Warrants, mean: (i) if the Notes are converted to equity pursuant to Section 2.2(a) below, the Equity Securities issued in the Next Qualified Equity Financing;

          (ii) if the Notes are converted to equity pursuant to Section 2.2(b) below, shares of Common Stock; and

          (iii) if the Notes are converted to equity pursuant to Section 2.2(c) below, shares of Common Stock.

     (c) "Conversion Price" shall mean:

          (i) with respect to a conversion pursuant to Section 2.2(a) below, 100% of the price paid per share for Equity Securities by the investors in the Next Qualified Equity Financing.


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          (ii) with respect to a conversion pursuant to Section 2.2(b) below,
     $0.50 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

          (iii) with respect to a conversion pursuant to Section 2.2(c) below, $0.50 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like); and

          (iv) with respect to a conversion pursuant to Section 2.2(d) below, 100% of the price paid per share for Equity Securities by the investors in the Interim Equity Financing.

     (d) "Corporate Transaction" shall mean any transaction subject to Section 271 of the Delaware General Corporation Law, including, without limitation, a liquidation, dissolution or sale, lease or exchange of substantially all of the Company's assets.

     (e) "Equity Securities" shall mean the Company's Common Stock or Preferred Stock or any securities conferring the right to purchase the Company's Common Stock or Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company's Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

     (f) "Initial Public Offering" or "IPO" shall mean the closing of the issuance and sale of shares of Equity Securities of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act").

     (g) "Majority Note Holders" shall mean the Lenders holding a majority in interest of the aggregate principal amount of Notes.

     (h) "Maturity Date" shall mean February 28, 2005.

     (i) "Interim Equity Financing" shall mean a sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement and preceding the Next Qualified Equity Financing from which the Company receives gross proceeds of not less than $2,000,000 ;

     (j) "Next Qualified Equity Financing" shall mean the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement from which the Company receives gross proceeds of not less than $5,000,000 including the aggregate amount of debt securities converted into Equity Securities upon conversion of the Notes pursuant to Section 2.2 below;


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     (k) "Notes" shall mean the one or more promissory notes issued to each
Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

     (l) "Period" shall mean 30 consecutive days, without regard to actual calendar months.

     (m) "Purchase Price of Warrant" shall mean the price paid by the Lenders to receive each Warrant, which amount shall be one percent (1%) of the principal amount of each Note.

     (n) "Warrants" shall mean one or more warrants issued pursuant to Section 3 below.

     (o) "Warrant Coverage Amount" shall mean, with respect to any particular Warrant issued to a Lender, fifty percent (50%) of the principal amount of the
Note issued to such Lender in conjunction with such Warrant.

     (p) "Warrant Exercise Price" shall mean, $0.50 for each share of Common Stock subject to exercise.

     2. Terms of the Notes.
        ------------------

     2.1 Issuance of Notes. In return for the Consideration paid by each Lender, the Company shall sell and issue to such Lender one or more Notes. Each Note shall have a principal balance equal to that portion of the Consideration, less the Purchase Price of the Warrant, paid by such Lender for the Note, as set forth in the Schedule of Lenders. Each Note shall be convertible into Conversion Shares pursuant to Section 2.2.

          2.2 Right to Convert Notes.
          ---------------------------

     (a) Next Qualified Equity Financing. The principal and unpaid accrued interest of each Note may be converted, at the option of the holder thereof into Conversion Shares upon the closing of the Next Equity Financing. Notwithstanding the foregoing, accrued interest on this Note may be paid in cash at the option of the Company. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on a Note to be converted, on the date of conversion, by the Conversion Price. At least twenty (20) days prior to the closing of the Next Qualified Equity Financing, the Company shall notify the holder of each Note in writing of the terms under which the Equity Securities of the Company will be sold in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Next Qualified Equity Financing. If a holder elects to convert its Note into Conversion Shares in connection with the Next Qualified Equity Financing, such holder shall inform the Company of its election within twenty (20) days after notice of the Next Qualified Equity Financing is effectively given by the Company pursuant to Section 9.5 hereof. In the event that a holder fails to inform the Company of its election within such twenty (20) day period, such holder's Note shall thereafter cease to be convertible into Conversion Shares, provided, however, that such Note shall continue to accrue interest at the interest rate applicable to such Note until the earlier of the Maturity Date or the redemption thereof.


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     (b) Maturity Conversion. If the Next Qualified Equity Financing has not
occurred on or before the Maturity Date, the principal and unpaid accrued interest of each Note may be converted, at the option of the holder thereof, in whole or in part, into Conversion Shares. The number of Conversion Shares to be issued upon conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note to be converted, or portion thereof, on the date of conversion by the Conversion Price. If a holder elects to convert its Note into Conversion Shares in connection with the Maturity of the Note, such holder shall inform the Company of its election prior to Maturity. In the event that a holder fails to inform the Company of its election prior to Maturity, such holder's Note shall thereafter cease to be convertible into Conversion Shares.

     (c) Corporate Transaction or IPO. In the event of a Corporate Transaction or Initial Public Offering prior to full payment of a Note or prior to the time when a Note may be converted (as provided herein), all outstanding principal and unpaid accrued interest due on such Note shall, at Lender's election, be (i) due and payable in full prior to the closing of the Corporate Transaction or Initial Public Offering or (ii) be converted into Conversion Shares. Notice of an IPO or Corporate Transaction shall be given to Lender at least twenty (20) days prior to the closing of the IPO or Corporate Transaction. If a holder elects to convert its Note into Conversion Shares in connection with an IPO or Corporate Transaction, such holder shall inform the Company of its election within twenty
(20) days after notice of the IPO or Corporate Transaction is effectively given by the Company pursuant to Section 9.5 hereof.

     (d) Interim Equity Financing. The principal and unpaid accrued interest of each Note may be converted, at the option of the holder thereof into Conversion Shares upon the closing of an Interim Equity Financing. Notwithstanding the foregoing, accrued interest on this Note may be paid in cash at the option of the Company. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on a Note to be converted, on the date of conversion, by the Conversion Price. At least twenty (20) days prior to the closing of an Interim Equity Financing, the Company shall notify the holder of each Note in writing of the terms under which the Equity Securities of the Company will be sold in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Interim Equity Financing. If a holder elects to convert its Note into Conversion Shares in connection with an Interim Equity Financing, such holder shall inform the Company of its election within twenty (20) days after notice of the Interim Equity Financing is effectively given by the Company pursuant to Section 9.5 hereof. In the event that a holder fails to inform the Company of its election to convert the Note within such twenty (20) day period, such holder's Note shall continue to be convertible into Conversion Shares under this Agreement and such Note shall continue to accrue interest at the interest rate applicable to such Note until the earlier of the Maturity Date or the redemption thereof.

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
     (e) No Fractional Shares. Upon the conversion of a Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price.

     (f) Mechanics of Conversion. Before any Note holder shall be entitled to convert the same into Conversion Shares, such holder shall give written notice to the Company of the election to convert such Notes into Conversion Shares. The Company shall not be required to issue or deliver the Conversion Shares until the Note holder has surrendered the Note to the Company. Such conversion may be made contingent upon the closing of the Next Qualified Equity Financing, Initial Public Offering or Corporate Transaction.

     3.   Warrants.
          --------

     Upon the Closing (as defined in Section 4.1 below), and in return for the Company's receipt of the Purchase Price of Warrant and the principal of the Notes, each Lender shall receive a warrant to purchase Common Stock in the form attached hereto as Exhibit B (the "Warrant"). Each Warrant shall be exercisable for that number of shares of Common Stock determined by dividing the Warrant Coverage Amount by the Warrant Exercise Price. The Warrant Exercise Price shall be $0.50 per shares of Common Stock.

     4.   Closing Mechanics.
          -----------------

     4.1 Closing. The initial closing (the "Closing") of the purchase of the Notes and issuance of the Warrants in return for the Consideration paid by each Lender shall take place at 351 California Street, 15th Floor , at 2:00 p.m., on January 6, 2004, or at such other time and place as the Company and the Lender agree upon orally or in writing. At the Closing, each Lender shall deliver the Consideration to the Company and the Company shall deliver to each Lender one or more executed Notes and Warrants in return for the respective Consideration provided to the Company.

     4.2 Subsequent Closing. In any subsequent closing (each a "Subsequent Closing"), the Company may sell additional Notes and Warrants subject to the terms of this Agreement to any Lender as it shall select, provided that such sale shall not take place later than March 31, 2004 and the aggregate amount of Consideration does not exceed $1,500,000.00. Any subsequent purchasers of Notes and Warrants shall become a party to, and shall be entitled to receive Notes and Warrants in accordance with this Agreement. Each Subsequent Closing shall take place at such locations and at such times as shall be mutually agreed upon orally or in writing by the Company and such purchasers of additional Notes and Warrants.


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
     5.   Representations, Warranties and Covenant of the Company.
          -------------------------------------------------------

     In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that:

     5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     5.2 Authorization. Except for the authorization and issuance of the shares issuable in connection with the Next Qualified Equity Financing, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Warrants. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the Notes and the Warrants, the valid and enforceable obligations they purport to be. Except as otherwise indicated in this Section 5.2, the issuance of the Notes, or their subsequent conversion into Conversion Shares, will not be subject to the preemptive rights of any stockholder of the Company. The Company has authorized sufficient shares of Common Stock to allow for conversion of the Notes and exercise of the Warrant as described in Section 2.2 and Section 3.

     5.3 Valid Issuance of Common Stock. The Conversion Shares to be issued, sold and delivered in accordance with the terms of the Warrants will be duly authorized and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

     5.4 No Security Interest in Company Assets. As of the initial Closing and each subsequent Closing, Company represents and warrants that Company has not granted or provided to any lender, creditor or any other person or entity a direct security interest in any asset of the Company, including intellectual property owned or held by the Company. Company covenants that Company will not, without the prior approval of the Majority Note Holders, enter into or grant to any person, while the Notes remain outstanding, any note or obligation subject to a security interest in any assets of the Company; provided, however that this covenant shall not be construed as preventing the Company from engaging in seller financed purchase transactions with suppliers who retain a security interest in the specific purchased asset as a condition of extending credit, lease or finance lease transactions in which the creditor maintains a security interest in the specific assets subject to the lease, or licensing transactions in which the Company, as licensee, is subject to a security interest of the licensor in the specific licensed asset.

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
     6.   Representations and Warranties of the Lenders.
          ---------------------------------------------

     In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company that:

     6.1 Authorization. This Agreement constitutes such Lender's valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights and
(ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that it has full power and authority to enter into this Agreement.

     6.2 Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender's representation to the Company that the Notes, the Warrants, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the "Securities") will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

     6.3 Disclosure of Information. Each Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Each Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

     6.4 Investment Experience. Each Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

     6.5 Accredited Investor. Each Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

     6.6 Restricted Securities. Each Lender understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Each Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

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
     6.7 Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, Section 9.11 and:

          (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

     Lender shall not make any disposition of any Note, Warrant, Conversion Share or Securities to any of the Company's competitors as such is in good faith determined by the Company.

     6.8  Legends.
          -------

     It is understood that the Securities may bear the following legend:


"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT."

     7.   State Commissioners of Corporations.
          -----------------------------------

     7.1 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR THE CORRESPONDING PROVISIONS OF THE LAWS OF OTHER STATES. . THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.]

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     8.   Defaults and Remedies.
          ---------------------

     8.1 Events of Default. The following events shall be considered Events of Default with respect to each Note:

          (a) The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than thirty (30) days after the Maturity Date or at a date fixed by acceleration or otherwise;

          (b) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company; (c) Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;
     (d) The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement, the Notes, the Warrants or the Security Agreement within 30 days after written notice from the Majority Noteholders to perform or observe the obligation.

     8.2 Remedies. Upon the occurrence of an Event of Default under Section 8.1 hereof, at the option and upon the declaration of the holder of a Note, the entire unpaid principal and accrued and unpaid interest on such Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise.


                                       9
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     9.   Miscellaneous.
          -------------

     9.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Majority Note Holders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     9.2 Governing Law. This Agreement, the Notes and the Warrants shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     9.3  Counterparts.
          ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.4  Titles and Subtitles.
          --------------------

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.5  Notices.
          -------

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 9.5):


                  If to the Company:
                  BSP ONElink, Inc.
                  One Market Plaza
                  Spear Street Tower
                  36th Floor
                  San Francisco, CA 94105
                  Attention: F. William Guerin, CEO

                  If to Lenders:

                  At the respective addresses shown on the signature pages hereto.

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     9.6  Finder's Fee.
          ------------

     Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction other than those fees payable to Presidio Merchant Partners LLC for which Company is responsible. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     9.7  Expenses.
          --------

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company and each of the Lenders shall be responsible for its own expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

     9.8  Entire Agreement; Amendments and Waivers.
          ----------------------------------------

     This Agreement, the Notes and the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company's agreements with each of the Lenders are separate agreements, and the sales of the Notes and Warrants to each of the Lenders are separate sales. Nonetheless, any term of this Agreement, the Notes or the Warrants may be amended and the observance of any term of this Agreement, the Notes or the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Note Holders. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note or Warrant purchased under this Agreement at the time outstanding and each future holder of all such Notes or Warrants.

     9.9  Effect of Amendment or Waiver.
          -----------------------------

     Each Lender acknowledges that by the operation of Section 9.8 hereof, the Majority Note Holders will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note and Warrant issued to such Lender.

     9.10 Severability.
          ------------

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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     9.11 "Market Stand-Off" Agreement.
           ---------------------------

     Each Lender hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's Equity Securities (whether such Equity Securities are then owned by such Lender or thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company's Equity Securities acquired through the conversion of any Note or the exercise of any Warrant contemplated by this Agreement, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of securities, in cash or otherwise. The underwriters in connection with the Company's Initial Public Offering are intended third-party beneficiaries of this Section 9.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Lender further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company's Initial Public Offering that are consistent with this Section 9.11 that are necessary to give further effect thereto.

     9.12 Stock Purchase Agreement.
          ------------------------

     Each Lender understands and agrees that the conversion of the Notes into and exercise of the Warrants for Conversion Shares may require such Lender's execution of certain agreements in the form agreed to by investors in the Next Qualified Equity Financing relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.

     9.13 Exculpation Among Lenders.
          -------------------------

     Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

     9.14 Acknowledgement.
          ---------------

     In order to avoid doubt, it is acknowledged that each Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock underlying the Conversion Shares that occur prior to the conversion of the Notes or exercise of the Warrants.

     9.15 Further Assurance.
          -----------------

     From time to time, the Company shall execute and deliver to the Lenders such additional documents and shall provide such additional information to the Lenders as any Lender may reasonably require to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith, or to be informed of the financial and business conditions and prospects of the Company.

     9.16 Waiver of Jury Trial.
          --------------------

     TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BSP ONElink, Inc.


By:
   --------------------------------------
   President and Chief Executive Officer


LENDERS:

MGCM Partners


-------------------------------------------     ----------------------------
Marco Petroni                                   Marco Petroni
Title:                                          1725 Kearney Street #1
         ----------------------------------
Address: 1725 Kearney Street #1                 San Francisco, CA 94133
                  San Francisco, CA 94133



John E. Herzog                                   William D. Lamm
Address: 2 Rector Street                         101 California Street
         12th Floor                              Suite 1200
         New York, NY 10006                      San Francisco, CA 94111

Peter L. Boatright IRA Trust                 Tera Capital Limited Partnership #2


By:                                      By:
    ----------------------------------      ----------------------------
    Homer Looper, for Arvest Trust          Howard Sutton, as President of
    Company, N.a., as Trustee of the        Tera Capital Limited Partnership # 2
    Peter L. Boatright IRA Trust
                                             Address: 366 Adelaide Street East
Address: Arvest Trust Co. N.A.                            Suite 337
         201 N. Broadway                         Toronto, Ontario
         P. O. Box 1089                          M5A 3X9
         Shawnee, OK 74802-1089
         Attn:  Mr. Homer Looper

                               SCHEDULE OF LENDERS
                               -------------------
                            (As of December 22, 2003)



                           Total            Principal Balance    Purchase Price
Lender                     Consideration    of Promissory Note    of Warrant
------                     -------------    ------------------    ----------

MGCM Partners                  $450,000         $445,000            $5,000
1725 Kearney Street #1
San Francisco, CA 94133

Marco Petroni                    25,000           24,750               250
1725 Kearney Street #1
San Francisco, CA 94133

William D. Lamm                  25,000           24,750               250
101 California Street
Suite 1200
San Francisco, CA 94111

Peter L. Boatright               40,000           39,600               400
IRA Trust
Arvest Trust Co. N.A.
201 N. Broadway
P. O. Box 1089
Shawnee, OK 74802-1089
Attn:  Mr. Homer Looper

John E. Herzog                  300,000          297,000             3,000
2 Rector Street
12th Floor
New York, NY 10006

Tera Capital Limited             40,000           39,600               400
Partnership # 2
366 Adelaide Street East
Suite 337
Toronto, Ontario M5A 3X9
                                -------           ------             -----

TOTAL                          $880,000         $870,700            $9,300

                                    EXHIBIT A

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------



$ _________________                                             January __, 2004

     FOR VALUE RECEIVED, BSP ONElink, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of __________________________ (the "Lender"), the principal sum of _______________________________________
($____________), together with interest thereon from the date of this Note. Interest shall accrue at a rate of six percent (6%) per annum, compounded annually. Unless earlier converted into Conversion Shares pursuant to Section
2.2 of that certain Note and Warrant Purchase Agreement dated January 6, 2004 among the Company, Lender and certain other investors (the "Purchase Agreement"), the principal and accrued interest shall be due and payable by the Company on demand by the Lender at any time after the earlier of: (i) February 28, 2005 (the "Maturity Date") and, (ii) the closing of the Next Qualified Equity Financing.

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

     1. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment of principal, together with accrued interest, may be made without the Lender's consent, provided that prepayment shall not be made without written notice to the Lender not less than twenty (20) days in advance of the date of prepayment indicated in the notice in order to provide the Lender with the opportunity to convert pursuant to Section 4 hereof. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

     2. Conversion of the Notes. This Note and any amounts due hereunder shall be convertible into Conversion Shares in accordance with the terms of Section
2.2 of the Purchase Agreement. As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to the holder of this Note, upon surrender of the Note, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion.

     3. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

     4. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Majority Note Holders. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

     5. Officers and Directors not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

     6. Expenses. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note ("Costs") in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

     7. Governing Law. This Note shall be governed by and construed under the laws of the State of California as applied to other instruments made by California residents to be performed entirely within the State of California.



                        BSP ONElink, Inc

                        By:      ________________________________

                        F. William Guerin, CEO

                                    EXHIBIT B


THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


Date of Issuance                                                   Void after
January __, 2004                                               December 31, 2006


                                BSP ONElink, INC.
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                   ------------------------------------------

For the Purchase Price of Warrant stipulated in that certain Note and Warrant Purchase Agreement (the "Purchase Agreement") dated as of January 6, 2004, among the Company and Lender and certain other investors the receipt and sufficiency of which is hereby acknowledged, this Warrant is issued to _________________________ or his assigns (the "Holder") by BSP ONElink, INC., a Delaware corporation (the "Company"). Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

     1.   Purchase of Shares.
          -------------------

     (a) Number of Shares. Subject to the terms and conditions set forth herein and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to ________ shares of the Company's Common Stock as described in Section 3 of the Purchase Agreement (and as adjusted pursuant to Section 7 hereof).

     (b) Exercise Price. The purchase price for the shares of Common Stock issuable pursuant to this Section 1 shall be $0.50 per share as described in
Section 3 of the Purchase Agreement (and subject to adjustment pursuant to Section 7 hereof). Such purchase price, as adjusted from time to time, is herein referred to as the "Exercise Price."

     2. Exercise Period.
        ----------------

     This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. Pacific Standard Time on December 31, 2006 (the "Exercise Period"); provided, however, that this Warrant shall no longer be exercisable and shall become null and void upon the consummation of a Corporate Transaction or Initial Public Offering. In the event of a Corporate Transaction or Initial Public Offering, the Company shall notify the Holder at least twenty (20) days prior to the consummation of such Corporate Transaction or Initial Public Offering.

     3. Method of Exercise.
        -------------------

     (a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

          (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Conversion Shares being purchased.

     (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Conversion Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Conversion Shares represented by such certificate.

     (c) As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

          (i) a certificate or certificates for the number of Conversion Shares to which such Holder shall be entitled, and

          (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Conversion Shares equal to the number of such Conversion Shares called for on the face of this Warrant minus the number of Conversion Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

     4.   Net Exercise.
          -------------

     In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a "Net Exercise"). A Holder who Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of Common Shares computed using the following formula:

                                    Y (A - B)
                                    ---------
                              X   =     A

Where

     X = The number of Common Shares to be issued to the Holder.

     Y = The number of Common Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

     A = The fair market value of one (1) Common Share (at the date of such calculation).

     B = The Exercise Price (as adjusted to the date of such calculations).

     For purposes of this Section 4, the fair market value of a Common Share shall mean the average of the closing price of the Common quoted in the over-the-counter market in which the Common Shares are traded or the closing price quoted on any exchange or electronic securities market on which the Common are listed, whichever is applicable, as published in The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value (or such shorter period of time during which such Common Shares were traded over-the-counter or on such exchange). In the event that this Warrant is exercised pursuant to this Section 4 in connection with the Company's Initial Public Offering, the fair market value per Common Share shall be the per share offering price to the public of the Company's Initial Public Offering. If the Conversion Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be the price per Common Share that the Company could obtain from a willing buyer for Common Shares sold by the Company from authorized but unissued Common Shares, as such prices shall be determined in good faith by the Company's Board of Directors.

     5. Covenants of the Company.
        -------------------------

     (a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (b) Covenants as to Exercise Shares. The Company covenants and agrees that all Conversion Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     (c) No Impairment. Except and to the extent waived or consented to by the Holder, or as otherwise permitted under the terms hereof the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

     6. Adjustment of Exercise Price and Number of Conversion Shares. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

     (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of shares of Common Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

     (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 5(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Common Stock by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.

     (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Conversion Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

     7.   No Fractional Shares or Scrip.
          ------------------------------

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     8.   No Stockholder Rights.
          ----------------------

     Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Common Stock, including (without limitation) the right to vote such Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and except as otherwise provided in this Warrant or the Purchase Agreement, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

     9.   Transfer of Warrant.
          --------------------

     Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained in the Purchase Agreement, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. Within a reasonable time after the Company's receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.]

     10.  Governing Law.
          --------------

     This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     11.  Successors and Assigns.
          -----------------------

     The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

     12.  Titles and Subtitles.
          ---------------------

     The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

     13.  Notices.
          --------

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 14):

         If to the Company:
         BSP ONElink, Inc.
         One Market Plaza
         Spear Street Tower
         36th Floor
         San Francisco, CA 94105

         Attention: F. William Guerin, CEO

         If to Holders:

         At the addresses shown on the signature pages hereto.

     14.  Assumption of Warrant.
          ----------------------

     If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be a Corporate Transaction, then, as a part of such transaction, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from the Corporate Transaction which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such Corporate Transaction if this Warrant had been exercised immediately before such Corporate Transaction, all subject to further adjustment as provided in this Section 13; and, in any such case, appropriate adjustment (as determined by the Company's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Conversion Shares the Holder is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Preferred Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

     15.  Amendments and Waivers; Resolutions of Dispute; Notice.
          -------------------------------------------------------

     The amendment or waiver of any term of this Warrant, the resolution of any controversy or claim arising out of or relating to this Warrant and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

     16.  Severability.
          -------------

     If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written,


                    BSP ONElink, INC.


                    By:
                             --------------------------------------------
                             F. William Guerin, CEO

ACKNOWLEDGED AND AGREED:

HOLDER

By:       ________________________________

Its:     ________________________________



Address: _____________________________

         _____________________________

                               NOTICE OF EXERCISE



BSP ONELINK, INC.

Attention: Corporate Secretary

     The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

     ____ _____________ shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Conversion Shares in full, together with all applicable transfer taxes, if any.

          The undersigned hereby represents and warrants that Representations and Warranties in Section 6 of the Purchase Agreement are true and correct as of the date hereof.

                                         HOLDER:

Date:_______________            By:
                                         ------------------------------------


                                         Address:
                                                  ---------------------------





Name in which shares should be registered:


------------------------------------

                                 ASSIGNMENT FORM
                                 ---------------


                    (To assign the foregoing Warrant, execute
                   this form and supply required information.
                    Do not use this form to purchase shares.)


FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


Name: ________________________________________________________
                                 (Please Print)


Address: ________________________________________________________
                                 (Please Print)


Dated: _________________


Holder's
Signature: ___________________________________


Holder's



Address: ___________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.